UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

August 9, 2010
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           At the 2010 Annual Meeting of Stockholders of Forest Laboratories, Inc. (the “Company”) held on August 9, 2010 (the “2010 Annual Meeting”), our stockholders approved an amendment to the Company’s 2007 Equity Incentive Plan (the “Equity Plan”) that (i) increased the total number of shares covered by the Equity Plan by 15,000,000, (ii) increased the maximum number of shares which may be allocated to incentive stock option grants under the Equity Plan by 9,000,000 and (iii) revised the annual equity grant to each non-employee Director awarded on the date of his or her election or re-election to the Board such that, instead of options to purchase 4,000 shares of stock and a stock grant covering 1,000 shares of stock, each elected or re-elected non-employee Director shall be awarded: (A) that number of options having a value of $75,000 calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements) and (B) a stock grant covering that number of shares having a fair market value of $75,000 on the grant date.  This amendment was previously approved by the Company’s board of directors.  A copy of the Equity Plan, as amended, is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the Company refers you to such exhibit for the complete terms of the Equity Plan, which are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting, five proposals were voted on by the Company’s stockholders.  The proposals are described in detail in the Company’s definitive proxy statement filed on June 29, 2010 (the “Proxy Statement”) in connection with the 2010 Annual Meeting.  A brief description of the proposals and the final results of the votes for each matter follows:

1.	The stockholders elected all nine director nominees to serve as members of the Company’s board of directors until the Company’s 2011 Annual Meeting of Stockholders.

Name	For	Against	Abstain	Broker Non-Votes
Howard Solomon	222,581,796	4,324,896	5,642,391	18,663,027
Lawrence S. Olanoff, M.D., Ph.D.	225,377,338	4,169,735	3,002,010	18,663,027
Nesli Basgoz, M.D.	227,047,933	4,068,779	1,432,371	18,663,027
William J. Candee, III	206,634,970	19,263,890	6,650,223	18,663,027
George S. Cohan	218,268,313	8,925,750	5,355,020	18,663,027
Dan L. Goldwasser	219,422,076	7,916,195	5,210,812	18,663,027
Kenneth E. Goodman	225,662,624	3,854,171	3,032,288	18,663,027
Lester B. Salans, M.D.	221,371,451	6,379,250	4,798,382	18,663,027
Peter J. Zimetbaum, M.D.	227,036,802	4,077,071	1,435,210	18,663,027

2.	The stockholders approved an amendment to the Company’s 2007 Equity Incentive Plan (see item 5.02 above for a description of the amendment).

For	Against	Abstain	Broker Non-Votes
201,099,527	29,916,459	1,533,097	18,663,027

3.
The stockholders approved (on an advisory basis) the Company’s executive compensation philosophy, policies and procedures as described in the “Compensation Discussion and Analysis” section of the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
205,003,254	43,701,703	2,507,153	n/a

4.	The stockholders ratified the appointment of BDO Seidman, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2011.

For	Against	Abstain	Broker Non-Votes
248,828,421	2,186,165	197,524	n/a

5.
The stockholders did not approve the adoption of a stockholder proposal to amend the By-Laws of the Company to provide for reimbursement of expenses incurred by a stockholder or group of stockholders in connection with nominating one or more director candidates in certain circumstances.

For	Against	Abstain	Broker Non-Votes
99,707,764	128,493,471	4,347,848	18,663,027

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit 10.1.  2007 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 11, 2010

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Senior Vice President - Finance and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	2007 Equity Incentive Plan, as amended